EXHIBIT 99.3

FOR IMMEDIATE RELEASE	For more information, contact:
Martin Ketelaar, Vice President,
Investor Relations
(515) 362-3693
AmerUs Group Declares Dividend on Preferred Stock
     DES MOINES, Iowa (May 4, 2006)—AmerUs Group Co. (NYSE:AMH), a leading producer of life insurance and annuity products, today announced its Board of Directors approved a quarterly dividend of $0.453125 per share for its 7.25% Series A non cumulative perpetual preferred stock (NYSE: AMH Pr) payable on June 15, 2006 to preferred shareholders of record on May 17, 2006.
     AmerUs Group Co. is located in Des Moines, Iowa, and is engaged through its subsidiaries in the business of marketing individual life insurance and annuity products in the United States. Its major subsidiaries include: AmerUs Life Insurance Company, American Investors Life Insurance Company, Inc., Bankers Life Insurance Company of New York and Indianapolis Life Insurance Company.
     As of March 31, 2006, AmerUs Group’s total assets were $24.7 billion and shareholders’ equity totaled $1.7 billion, including accumulated other comprehensive income.